As filed with the Securities and Exchange Commission on June 12, 1997
                            Registration No. 33-81246
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ------------------

                                 Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                             THE YORK WATER COMPANY
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                   23-1242500
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             130 East Market Street
                            York, Pennsylvania 17405
                                 (717) 845-3601
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                                WILLIAM T. MORRIS
                                  President and
                             Chief Executive Officer
                             The York Water Company
                             130 East Market Street
                                 P.O. Box 15089
                          York, Pennsylvania 17405-7089
                                 (717) 845-3601
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                        Copies of all communications to:
                             Howard L. Meyers, Esq.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000

Approximate date of commencement of proposed sale to the public: Next appropriate dividend date after the Registration Statement becomes effective and the Securities Certificate for the Company's Optional Dividend Reinvestment Plan is registered by the Pennsylvania Public Utility Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

----------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Pursuant to Rule 416 under the Securities Act, this Registration Statement, as amended, covers 480,000 shares of Common Stock, without par value, of The York Water Company as a result of the four-for-one stock split effective on June 10, 1997.

Pursuant to Rule 429 under the Securities Act, the Prospectus which forms a part of this Registration Statement shall also relate to shares of Common Stock registered for issuance and sale pursuant to the Company's earlier Registration Statement on Form S-3 (File No. 2-80547). The Company registered 60,000 shares (on a pre-split basis) in that Registration Statement, as amended, and paid filing fees of $404.70 with respect to those shares.

================================================================================

PROSPECTUS
                             THE YORK WATER COMPANY

                       OPTIONAL DIVIDEND REINVESTMENT PLAN

                  480,000 Shares of Common Stock (No Par Value)

     The Optional Dividend Reinvestment Plan, as amended (the "Plan") of The York Water Company (the "Company") provides holders of its common stock, no par value (the "Common Stock"), with a convenient and economical method of purchasing additional shares of its Common Stock without payment of brokerage commissions or other charges and provides the Company with a low cost method to raise additional equity capital.

     Any holder of record of the Company's Common Stock is eligible to join the Plan, as is any beneficial owner by special arrangement. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends in the usual manner. It is suggested that participants in the Plan (the "Participants") as well as non-Participants retain this Prospectus for future reference.

     The Company administers the Plan at its own expense. No brokerage fee or commission will be charged to the Participant on the shares purchased for the account of the Participant pursuant to the Plan. Until August 1, 1997, each Participant will be subject to a $375 maximum reinvestment limitation per dividend. Subsequent to that date, pursuant to an amendment approved by the Board of Directors on May 27, 1997, there will be no maximum reinvestment limitation per dividend.

     Participants have three available options:

     OPTION 1. FULL DIVIDEND REINVESTMENT

     OPTION 2. PARTIAL DIVIDEND REINVESTMENT with Partial Cash Dividend; or

     OPTION 3. PARTIAL CASH DIVIDEND with Partial Dividend Reinvestment

     These options are discussed more fully in response to Question 8 below.

     This Prospectus relates to 480,000 shares of authorized Common Stock registered for purchase under the Plan. The purchase price for each share of Common Stock will be 95% of its fair market value, which has been determined by the Board of Directors of the Company to be the average of the mean between the highest bid and the lowest asked prices for the Company's Common Stock as quoted in the York, Pennsylvania daily newspapers for each of the last five trading days preceding the applicable record date for each respective quarter-annual or special dividend declared by the Company. If such bid and asked prices are not available, the purchase price will be determined by the Company on the basis of 95% of the latest available market quotations or on such other basis as the Company shall deem lawful and appropriate (See Question 14).

     The outstanding shares of the Company's Common Stock are traded on the over-the-counter market.

     The Plan as covered in this Prospectus will become effective only upon filing of the Registration Statement of which this Prospectus is a part. The Pennsylvania Public Utility Commission (the "PPUC") approved the necessary Securities Certificate on May 27, 1997. The securities covered by this Prospectus may not be sold prior to such filing of the Registration Statement or in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

     The Company will receive all the net proceeds from the sale of Common
Stock.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                  The date of this Prospectus is June 12, 1997.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
Available Information........................................................3
Documents Incorporated by Reference..........................................3
The Company..................................................................4
Plan Description.............................................................5
         Purpose.............................................................5
         Advantages..........................................................5
         Administration......................................................6
         Participation.......................................................6
         Dividend Reinvestment Options.......................................7
         Withdrawal or Termination...........................................9
         Purchases and Cost Thereof.........................................10
         Participants' Plan Account and Reports.............................11
         Income Tax Consequences............................................12
         Company's Responsibility...........................................13
         Other Miscellaneous Information....................................13
Use of Proceeds.............................................................15
Description of the Company's Capital Stock..................................15
Legal Opinion...............................................................18
Experts.....................................................................18
Commission Position on Indemnificatio for Securities Act Liabilities........18

                              AVAILABLE INFORMATION

     THE YORK WATER COMPANY (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained in person from the Public Reference Section of the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Information, as of particular dates, concerning directors and officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, the description of the Company's Common Stock set forth in the Company's Current Report on Form 8-K filed with the Commission on June 12, 1997 and all reports and other documents subsequently filed by Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     On the written or oral request of any shareholder of the Company to whom a copy of this Prospectus has been delivered, the Company will provide such shareholder, without charge, with a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Lois L. Shultz, Assistant Secretary, The York Water Company, 130 East Market Street, York, PA 17405.

                                   THE COMPANY

     The Company is a Pennsylvania corporation which was incorporated by Special Act of the General Assembly of Pennsylvania in 1816 and is the oldest investor-owned utility in Pennsylvania. The Company is engaged in the business of impounding, purifying and distributing water within its franchised territory, which is located within York County, Pennsylvania. The Company presently operates under the Pennsylvania Business Corporation Law of 1988, as amended, and the Pennsylvania Public Utility Code and is subject to regulation by the PPUC. The Company has no direct competitors within its area of operations. Its executive office is located at 130 East Market Street, York, Pennsylvania 17405-7089 and its telephone number is (717) 845-3601.

     At the Company's 1997 Annual Meeting of Shareholders on May 5, 1997, the shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized capital stock of the Company from 1,200,000 shares of Common Stock, par value $10.00 per share, to 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value. On the same date, the Board of Directors approved a four-for-one stock split, which became effective on June 10, 1997. Accordingly, Plan Accounts have been adjusted as described in the answer to Question 28.

                                PLAN DESCRIPTION

      The following question and answer statement details the provisions of the Company's Plan. If you become a Participant in the Company's Plan, the Company recommends that you retain this Prospectus for future reference.

     Purpose

     1.   What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of record of the Company's Common Stock with a convenient and economical method of purchasing from the Company shares of Common Stock of the Company without payment of brokerage commission or other charge.

          Reinvestment of dividends under the Plan will provide the Company with funds that will be used for general corporate purposes.

     Advantages

     2.   What are the advantages of the Plan?

          Participants in the Plan may elect to have all or a designated portion of cash dividends on their shares of Common Stock automatically reinvested at a purchase price equal to 95% of the fair market value per share of the Company's Common Stock determined as set forth in the response to Question 14 hereof. Also, a Participant may elect to receive a part of each dividend in cash, with the balance of each dividend being invested in the Plan. Until August 1, 1997, each Participant will be subject to a $375 maximum reinvestment limitation per dividend. Subsequent to that date, there will be no maximum reinvestment limitation per dividend.

          No commission or service or other charge will be paid by Participants in connection with purchases under the Plan.

          Full investment of funds will be possible under the Plan because the Plan permits fractions of shares (to three decimal places), as well as whole shares, to be credited to each Participant's account held by the Company. Dividends on both whole shares and on fractions of shares will be credited to each Participant's account for his or her benefit.

          The Company will provide simplified recordkeeping for such shares held in each Participant's account.

          The Plan also provides for the safekeeping of the shares held in the shareholder's account with the Company at no cost to the Participant.

     Administration

     3.   Who administers the Plan for Participants?

          The Company administers and interprets the Plan for the benefit of the Participants, keeps records, acts as custodian, sends Statements of Account to Participants and performs any other duties relating to the Plan, all without charge to the Participants. However, charges will be incurred by a Participant upon the sale of his or her shares through a broker or agent (see Question 16), and certain fees may be charged to Participants by brokers when shares are held by brokers. All correspondence to the Company shall be directed to:

                       Lois L. Shultz, Assistant Secretary
                             The York Water Company
                             130 East Market Street
                                 P.O. Box 15089
                            York, Pennsylvania 17405
                                 (717) 845-3601

     Participation

     4.   Who is eligible to participate in the Plan?

          Shareholders of record of the Company's Common Stock are eligible to participate in the Plan, although no shareholder has any obligation to invest in the Plan.

          Beneficial owners of the Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their names to participate in the Plan or else must make their own arrangements with the record owner thereof such as their broker, banker, custodian or other nominee or agent to have their beneficially-owned stock participate in the Plan in accordance with the Company's requirements. Any beneficial owner of Common Stock who is also a shareholder of record will be treated as a single Participant for the purposes of the Plan and will be limited to a single Participant's benefits thereunder.

     5.   How can an employee of the Company participate in the Plan?

          A Company employee can participate in the Plan only by being or by becoming a shareholder. The Company Human Resources Director will provide any assistance desired by any employee concerning participation in the Plan.

     6.   How does an eligible shareholder participate?

          A holder of record of Common Stock of the Company may join the Plan by checking the appropriate box on the Authorization Card and signing and returning it to the Company. An Authorization Card and a postage-metered, pre-addressed envelope are provided with the Prospectus. Further, an Authorization Card and envelope for this purpose may be obtained at any time by written request to Lois
L. Shultz, Assistant Secretary, The York Water Company, 130 East Market Street, P.O. Box 15089, York, PA 17405, or by telephoning her at (717) 845-3601.

          A beneficial owner of Common Stock of the Company whose shares are registered in the name of a broker, banker, custodian or other nominee or agent may make the necessary arrangements with such other party as referred to in the response to Question 4.

     7.   When may a shareholder join the Plan?

          A holder of record of the Company's Common Stock may join the Plan at any time and will become a Participant when the Company receives the signed Authorization Card. Participants in dividend reinvestment will start with the next dividend payable after receipt of an appropriately completed Authorization Card, provided that the card is received before the record date for a quarter-annual or special dividend. The record date for quarter-annual or special dividends is typically the last day of the month preceding the month in which a dividend is to be paid, except in the case of the April 15 quarter-annual dividend, when the record date is March 15. Should the Authorization Card not arrive until after this date, participation will begin with the next dividend payment. Payment of dividends on the Company's Common Stock are normally payable on the fifteenth day of January, April, July and October. Special dividends, if any, would normally be paid fifteen days after the record date.

     Dividend Reinvestment Options

     8.   What does the Authorization Card provide?

          The Authorization Card serves to initiate participation in the Plan by a shareholder or joint shareholders; however, no shareholder is required to elect one of the options and no action is required if a shareholder desires to continue to receive all Company dividends in cash. Specifically, the Authorization Card provides for the purchase of shares through three investment options:

          OPTION 1. FULL DIVIDEND REINVESTMENT.

               A Participant checking the "Full Dividend Reinvestment" box directs the Company to invest in additional shares cash dividends on all of the Participant's shares registered in the Participant's name or joint names as well as on all of the shares credited to the Participant's account under the Plan (subject to the $375 reinvestment limitation per dividend until August 1, 1997).

          OPTION 2. PARTIAL DIVIDEND REINVESTMENT with Partial Cash Dividend.

               A Participant checking the "Partial Dividend Reinvestment" box and indicating the number of Participant's full shares (but not fractional shares) which Participant desires to have participate in the Plan directs the Company (1) to invest in additional shares the cash dividends on such number of the Participant's shares registered in the Participant's name or joint names or credited to Participant's account under the Plan and (2) to pay cash dividends to Participant on the balance of Participant's total shares of record or held in the Plan Account; subject, of course, to the Participant's ownership of the number of shares so designated (and subject to the $375 reinvestment limitation per dividend until August 1, 1997). In the event any Participant erroneously authorizes a dividend reinvestment for a larger number of shares than Participant then owns of record and/or has held in Participant's account under the Plan (the "Plan Account"), such authorization will be limited to the correct number of shares then held by such Participant of record and/or in his or her Plan Account.

          OPTION 3. PARTIAL CASH DIVIDEND with Partial Dividend Reinvestment.

               A Participant checking the "Partial Cash Dividend" box and indicating the maximum dollar amount of each of the Participant's quarter-annual or special dividends which the Participant desires to continue to receive in cash, directs the Company to invest in additional shares the balance of the Participant's dividends on all of Participant's shares registered in the Participant's name(s) as well as on all the shares credited to the Participant's Plan Account, subject, of course, to a sufficient dividend rate and to Participant's ownership of a sufficient number of shares to produce the requested "Partial Cash Dividend" so designated (and subject to the $375 reinvestment limitation per dividend until August 1, 1997). In the event any shareholder erroneously authorizes a "Partial Cash Dividend" for a larger dividend amount than such shareholder would then be entitled to receive on shares owned of record and/or held in a Plan

          Account, such authorization will be totally ineffective for the reason that the shareholder would not be entitled to receive a dividend in sufficient amount to exceed the erroneously authorized "Partial Cash Dividend." In such event the Company will continue to provide the shareholder his or her entire dividends in cash until subsequent receipt by the Company of a properly completed, signed and effective Authorization Card.

          If a properly signed Authorization Card is returned to the Company without one of the boxes checked, the shareholder will be enrolled under the "Full Dividend Reinvestment" (Option 1). If an Authorization Card is returned to the Company improperly signed or with inadequate, incorrect, confusing or contradictory information thereon, the card will be returned to the shareholder with a new blank Authorization Card for correction and completion, except as specified under the above paragraphs relating to Options 2 and 3.

          Any properly completed and signed Authorization Card held by the Company will remain in full force and effect until receipt by the Company of a Participant's properly completed and signed new Authorization Card or other instruction which may modify or terminate such Authorization Card.

     9.   How may a Participant change options or instructions under the Plan?

          A Participant may change the Participant's investment option or instructions relating thereto at any time by properly completing, signing and returning to the Company a written change in instructions or a new Authorization Card which may be obtained from the Company for this purpose as stated in the response to Question 6.

     Withdrawal or Termination

     10.  How may a Participant withdraw shares from the Plan?

          At any time a Participant may withdraw any number of whole shares (but not fractional shares) held by the Company in such Participant's Plan Account by signing and delivering to the Company a properly completed written Withdrawal Instruction. Future dividends will continue to be invested in accordance with Participant's Authorization Card as applicable. The top portion of the reverse side of any Plan Statement of Account may be used as a Withdrawal Instruction.

          In the event of a withdrawal of Common Stock held in a Plan Account, a stock certificate will be issued in the Participant's name(s) (as shown on the stock records of the Company) for the number of whole shares held in the Participant's Plan Account which the Participant has authorized to be withdrawn. Such withdrawal alone will not terminate the Plan Account so long as the Participant still owns at least one (1) whole share either of record or in the Plan Account. However, in the event that any Participant has directed withdrawal of all whole shares, and at that time or at any time thereafter is no longer the owner of at least one (1) whole share of record or one (1) whole share in the Participant's Plan Account, a check will be issued to Participant for any remaining fractional share in the Plan Account for the value thereof at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes as set forth in the response to Question 14, and the Plan Account will be terminated. Nevertheless, such Participant may at any time thereafter rejoin the Plan by becoming the record owner of the Company's Common Stock and properly completing, signing and returning to the Company a new Authorization Card.

     11.  How may a Participant terminate participation in the Plan?

          At any time a Participant may terminate participation in the Plan by signing and delivering to the Company a properly completed Termination Instruction. The top portion of the reverse side of any Plan Statement of Account may be used as a Termination Instruction.

          In the case of termination of the Participant's Plan Account, a stock certificate will be issued for all whole shares held in the Plan with a check being issued to the Participant for the cash value of any fractional share at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes as set forth in the response to Question 14 and future dividends will be paid in cash rather than being reinvested. However, at any time after such termination of a Participant's Plan Account, a Participant may again sign and return to the Company a new Authorization Card to rejoin the Plan.

     12.  What type of signature is required?

          Authorization Cards and Withdrawal and Termination Instructions must be signed by the Participant or joint Participants with the same name or names as appear on the stock certificate and stock records of the Company.

     13.  When will a Participant's instructions become effective?

          A Participant's Authorization Card will become effective upon receipt by the Company as to all dividends declared on or after the next record date. However, a Withdrawal Instruction or Termination Instruction will become effective immediately upon receipt by the Company; subject, of course, to any possible delay due to the stock books being closed.

     Purchases and Cost Thereof

     14.  What will be the price of shares purchased under the Plan?

          The price of shares of Common Stock purchased from the Company through the reinvestment of dividends will be 95% of its fair market value, which has been determined by the Board of Directors of the Company to be the average of the mean between the highest bid and the lowest asked prices for the Common Stock as quoted in the York, Pennsylvania, daily newspapers for each of the last five trading days preceding the applicable record date for each respective quarter-annual or special dividend declared by the Company. If such bid and asked prices are not available, the purchase price will be determined by the Company on the basis of 95% of the latest available market quotations or on such other basis as the Company shall deem lawful and appropriate; provided, however, that in the event the York, Pennsylvania, daily newspapers shall omit either a bid price or an asked price on any applicable trading day preceding a record date as referred to herein, for purposes of calculating the fair market value, the unstated asked price on each such day shall be considered to be $2.00 above the stated bid price and the unstated bid price shall be $2.00 less than the stated asked price. FOR EXAMPLE, if the highest bid and lowest asked prices remain steady for the appropriate five day period at $17.00 and $18.00, the average of the mean price would be $17.50 and the 95% purchase price would be $16.625.

     15.  How many shares of Common Stock will be purchased by a Participant?

          The number of shares to be purchased from the Company and credited to a Participant's account on any dividend payment date will depend upon the price per share of the Company's Common Stock at 95% of its fair market value determined as set forth in the response to Question 14 and upon the Participant's dividend amount to be invested. Each Participant's Plan Account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price per share.

          A Participant may not specify the number of shares to be purchased or the price at which shares are to be purchased, or otherwise seek to restrict or control the purchase of shares from the Company.

     16.  Will a Plan Participant be charged for any expenses?

          A Plan Participant will not be charged any expenses in connection with participating, entering, withdrawing or canceling such Participant's dividend reinvestment under the Plan. There will be no brokerage commissions or service or other charges involved, and all administration costs for the Plan will be paid by the Company. However, if a Participant sells any of his or her shares through a broker upon withdrawing such shares from the Plan, or at any other time, the Participant would be responsible for payment of any applicable brokerage commission, transfer taxes or other charges in connection with such sale and would be subject to applicable Federal and state income taxes (see the responses to Questions 22-25).

     17.  What is the source of shares purchased under the Plan?

          Shares purchased under the Plan will come from the Company's authorized but previously unissued Common Stock.

     18. When will dividends be reinvested for Participants in Common Stock of the Company?

          Dividends will be reinvested for Participants in Common Stock of the Company and shares thus purchased will be entered in the respective Plan Accounts of Participants on the Company's regular quarter-annual dividend payment dates which at the present time are the 15th day of January, April, July and October and on the dividend payment dates of any special cash dividends as, if and when paid. Accordingly, Participants will not be entitled to any interest payments thereon but will thereafter receive dividends on the shares so purchased and held by the Company in the Plan Accounts of the respective Participants.

     Participants' Plan Account and Reports

     19.  Will dividends be paid on shares held in a Participant's Plan Account?

          Dividends will be paid on whole shares and any fractional shares held in each Participant's Plan Account as well as on each Participant's other shares held of record. However, whether such dividends on a Participant's Plan Account are reinvested in additional shares of the Company depends upon the limitations set forth elsewhere in this Prospectus and upon the option chosen by each respective Participant (please see the response to Question 8).

     20. Will stock certificates be issued on the reinvestment shares of Participants?

          Stock certificates will not be issued for the shares in a Participant's Plan Account except when a specific Withdrawal Instruction for whole share certificates or a Termination Instruction is properly completed, signed and returned to the Company (please see Questions 10, 11, 12 and 13 for further details).

          Shares credited to a Participant's Plan Account are not available to be pledged as collateral until after a Withdrawal Instruction or Termination Instruction is properly filed and a stock certificate is issued by the Company as set forth in the response to Questions 10 and 11.

     21.  What reports will be given to Participants?

          A Statement of Account will be sent to Participants at or shortly after each quarter-annual or special dividend reinvestment and to any Participant affected by any other transaction involving his or her Plan Account.

     Income Tax Consequences

     22.  What are the Federal income tax consequences of Plan participation?

          The following Federal income tax consequences are provided for information purposes only and do not constitute a definitive or comprehensive tax analysis. Participants are advised to consult their own tax advisors concerning any Federal income tax questions.

          A Participant will be treated for federal income tax purposes as having received, on each dividend payment date, the full amount of dividends reinvested in shares as a cash dividend equal in amount to the fair market value of the purchased shares on the dividend payment date, even though that amount is not actually received in cash. Therefore, Participants will recognize taxable income in an amount equal to the fair market value of the purchased shares. FOR EXAMPLE, in the event of a dividend pursuant to which a Participant received $100.00 in value of Common Stock (i.e., a cash equivalent dividend of $95.00), the Participant will be taxable on the full $100.00 in value received pursuant to the dividend. The tax basis of the shares credited to the Plan Account of a Participant will be equal to the fair market value of such shares on the dividend payment date ($100 in the example).

          A Participant will not realize any taxable income upon the receipt of stock certificates for whole shares that were credited to the Participant's account, either upon the withdrawal by the Participant of shares from the Plan or the termination of the Plan by the Company. In the case of a fractional share, gain or loss, if any, will be recognized when the Participant receives payment from the Company for the fair market value of the fractional share. The amount of such gain or loss will be measured by the difference, if any, between the amount that the Participant receives and the Participant's tax basis in the fractional share.

     23. What provisions are made for Participants whose dividends are subject to income tax withholding?

          In the case of those Participants whose dividends are subject to United States income tax backup withholding, the Company will apply the net amount of their dividends, after the deduction for taxes, to the purchase of shares of Common Stock. As a general matter, backup withholding is required, at a rate of 31 percent, if (1) the Participant fails to furnish its taxpayer identification number (the "TIN") to the Company as required; (2) the Internal Revenue Service (the "IRS") notifies the Company that the TIN furnished by the Participant is incorrect; (3) the IRS notifies the Company that the Participant has failed properly to report certain payments as required; or (4) the Participant fails to certify under penalties of perjury that it (i) has provided its correct TIN and (ii) is not subject to backup withholding.

     24. What is the tax treatment of cash received by a Participant upon the Participant's sale of shares received by the Participant pursuant to the Plan?

          Assuming that the shares are held as capital assets, a Participant who sells shares to a third party will recognize either short-term or long-term capital gain or loss, depending on his or her particular circumstances, the tax basis of his shares, and the period of time he has held his shares.

     25. What are the state or local income tax consequences of Plan participation?

          Participants are advised to consult their own tax advisors as to any state or local income tax consequences of Plan participation.

     Company's Responsibility

     26.  What is the Company's responsibility under the Plan?

          The Company will be responsible to administer the Plan, keep records, act as custodian, send Statements of Account to Participants periodically and perform any other duties relating to the Plan in conformity with this Prospectus and the option chosen by each Participant under the response to Question 8, all at no cost to the Participant.

          EACH Participant AGREES, as part of the Plan and in consideration of the opportunity of joining the Plan, that the Company and its directors, officers, and employees in establishing and administering the Plan will have NO LIABILITY for any good faith action or good faith omission to act, including, but not by way of limitation, any claim of liability for failure to terminate a Participant's Plan Account upon a Participant's death prior to receipt of a proper Termination Instruction in writing from the decedent's personal representatives, AND NO

LIABILITY for Participant's failure to make a profit on shares in Participant's Plan Account or Company's failure to protect Participant against a loss on shares purchased or sold in Participant's Plan Account.

     Other Miscellaneous Information

     27. How will a Plan Account be affected by the sale of all the Participant's shares?

          When a Participant no longer owns at least one whole share of the Company's Common Stock either of record or in a Plan Account, the Participant's Plan Account will be terminated and a check for the fair market value of any fractional share will be issued as referred to in the response to Question 10. However, so long as there is at least one whole share held by a Participant of record or in a Plan Account, dividends on any whole and any fractional shares owned of record or in the Plan Account will continue to be reinvested until the Company is otherwise directed by Participant.

          28. How will a Plan Account be affected by a stock dividend, stock split or rights offering?

          In the event of any stock dividend or split of shares, Participant's Plan Account will be adjusted to reflect the stock dividend or stock split for all shares held in the Plan Account. In the event of a rights offering, the Participant will receive rights both on shares held by the Participant of record and on those shares held in the Plan Account.

          29. How will a Participant vote shares in a Plan Account at meetings of shareholders?

          Each Participant will receive a single proxy covering the total number of shares held by a Participant of record and those held in the Plan Account, which shares may then be voted by proxy or at the meeting in person.

          30.  May the Company change or discontinue the Plan?

          The Company reserves the right to suspend or terminate the Plan at any time. All Participants will receive notice of any such action. However, the Company's present intention is not to suspend or terminate the Plan (1) until an insufficient number of unissued shares remains out of the 480,000 shares covered by this Prospectus for the purpose of satisfying Plan requirements for any future regular or special dividend (unless additional shares for use under the Plan have been properly registered by the Company with the Commission and the PPUC has approved the necessary Securities Certificate), or (2) until such future time as Company may then decide it to be advisable to discontinue such Plan. Upon any termination of the Plan by the Company, a stock certificate will be issued to each Participant for all whole shares held in the Plan, plus a check for the value of any fractional share at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes as set forth in the response to Question 14. In the event of any such Company termination of the Plan, the Company reserves the right at any time thereafter to reinstate the Plan or institute a different dividend reinvestment plan upon complying with all necessary governmental registrations, filings and approvals.

          The Company also reserves the right from time to time to adopt, change or discontinue administrative rules and regulations governing the administration of the Plan as the Company may deem both lawful and appropriate or desirable for such purpose.

          31.  Does the Plan require any governmental approvals?

          The Plan initially became effective when the PPUC registered a Securities Certificate on December 17, 1982. An increase in the authorized shares to 120,000 from 60,000 (on a pre-split basis) became effective when the PPUC registered a Securities Certificate on February 3, 1994. The Plan was amended to reflect the elimination of the par value of the Common Stock approved by the shareholders and the four-for-one stock split declared by the Board of Directors on May 5, 1997, and the PPUC registered a Securities Certificate applicable to the amended Plan on May 22, 1997.

          32. Are the subject matter captions and questions herein contained part of the Plan?

          The captions and questions contained in this Prospectus are for reference purposes only, are not all inclusive and, accordingly, are not properly part of the Plan.

                                 USE OF PROCEEDS

     The proceeds from the sale of Common Stock of the Company pursuant to the Plan will be used for general corporate purposes.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

     The authorized capital stock of the Company consists of 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value ("Common Stock"), and 500,000 shares of Series Preferred Stock, without par value ("Preferred Stock"). As of June 1, 1997, there were 2,908,831 shares of Common Stock outstanding (as adjusted for the four-for-one stock split) held by 1,276 shareholders of record, and there were no shares of Preferred Stock outstanding.

Common Stock

     Authorized but unissued shares of Common Stock may be issued at any time and from time to time by the Board of Directors of the Company. Each share of Common Stock entitles the holder to one vote, except in the election of directors, where each holder has cumulative voting rights. Cumulative voting rights allow a shareholder to cast as many votes in an election of Directors as shall equal the number of such shareholder's shares multiplied by the number of Directors to be elected, and such shareholder may cast all such votes for a single Director nominee or distribute votes among two or more nominees in such proportion as such shareholder sees fit. The Board of Directors of the Company consists of a total of nine directors, with three separate classes of directors and with each such class elected every three years to a staggered three-year term of office. As a result of this classification, a greater number of votes is required to elect a director than if the entire Board of Directors were elected at the same time, thus making it more difficult for shareholders, even with cumulative voting rights, to obtain board representation in proportion to their shareholdings.

     All shares of Common Stock are entitled to participate pro rata in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Subject to the prior rights of creditors and of any shares of Preferred Stock which may be outstanding, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all the remaining assets of the Company.

     Certain of the Company's trust indentures and agreements relating to its outstanding indebtedness impose restrictions upon the payment of Common Stock dividends. In general, these restrictive provisions prohibit the payment of Common Stock dividends when cumulative dividend payments, over a specified period of time, exceed cumulative net income, over the same period, plus, in certain cases, a specified base amount. In view of the Company's historic net income, management believes that these contractual provisions should not have any direct, adverse impact on the Company's Common Stock dividend. Notwithstanding these contractual provisions, the Board of Directors of the Company periodically considers a variety of factors in evaluating the Company's Common Stock dividend rate. The continued maintenance of the current Common Stock dividend rate will be dependent upon (i) the Company's success in financing future capital expenditure requirements through debt and equity issuances, (ii) the Company's success in obtaining future rate increases from the PPUC, (iii) future interest rates, and (iv) other events or circumstances which could have an effect on operating results.

     All outstanding shares of Common Stock are, and upon issuance as set forth herein the shares being sold by the Company will be, duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights applicable to any shares of Common Stock.

     The Company is subject to the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), which contains several provisions which may deter, or make more difficult, attempts to acquire control of the Company. The general effect of these provisions, which may in certain circumstances be waived by the shareholders or the Board of Directors of the Company, are described in summary fashion below.

     Subchapter 25E of the BCL provides generally that, if the Company were involved in a "control transaction," shareholders of the Company would have the right to demand payment of the fair value of the shares from a "controlling person or group." For purposes of Subchapter 25E, a "controlling person or group" is generally a person or group of persons acting in concert that, through voting shares, has voting power over at least 20% of the votes which shareholders of the Company would be entitled to cast in the election of directors. A control transaction arises, in general, when a person or group acquires the status of a controlling person or group. Upon the occurrence of a control transaction, the controlling person or group must give prompt notice to each shareholder of record of the Company and to the Court of Common Pleas in York County, Pennsylvania. Shareholders, other than the controlling person or group, would thereupon be entitled to demand that the controlling person or group pay them the "fair value" of their shares. The fair value for this purpose may not be less than the highest price paid per share by the controlling person or group at any time during the 90 day period ending on and including the date on which the controlling person or group became such, plus an increment representing any value which may not be reflected in such price including, without limitation, value payable for the acquisition of control.

     In general, Subchapter 25F of the BCL delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the Company. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing the Company's assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of at least 20% of the Company's voting shares.

     In general, Subchapter 25G of the BCL suspends the voting rights of the "control shares" of a shareholder that acquires for the first time 20% or more, 33-1/3% or more, or 50% or more of the Company's shares entitled to be voted in an election of directors. "Control shares" are defined generally to include shares acquired which result in ownership in excess of any of the specified percentages, plus shares acquired (i) within 180 days of such acquisitions or
(ii) with the intention of effecting such acquisitions. The voting rights of the control shares generally remain suspended until such time as the "disinterested" shareholders of the Company vote to restore the voting power of the acquiring shareholder. Failure to obtain such approval exposes the owner to the risk of forced sale of the shares to the Company.

     Subchapter 25H of the BCL provides in certain circumstances for the recovery by the Company of profits made upon the sale of Common Stock by a "controlling person or group" if the sale occurs within 18 months after the controlling person or group became such and the Common Stock was acquired during such 18 month period or within 24 months prior thereto. For purposes of Subchapter 25H, a "controlling person or group," in general, is a person or group that (i) has acquired, (ii) offered to acquire, or (iii) publicly disclosed or caused to be disclosed an intention to acquire voting power over shares that would entitle such person or group to cast at least 20% of the votes that shareholders of the Company would be entitled to cast in the election of directors.

     Subchapters 25E-25H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. The foregoing description of Subchapters 25E-25H of the BCL does not purport to be a complete or a definitive explanation of the BCL's application to transactions in the Company's securities or related circumstances that may arise in the future.

     Corporations and persons owning or holding directly or indirectly five percent or more of the Common Stock are "affiliated interests" of the Company under the Pennsylvania Public Utility Code. PPUC approval is required for contracts or arrangements providing for the furnishing of management, supervisory, construction, engineering, accounting, legal, financial or similar services and contracts or arrangements for the purchase, sale, lease or exchange of any property, right or thing or for the furnishing of any service, property, right or thing other than those above enumerated, made or entered into between the Company and any affiliated interest. In addition, it is the position of the PPUC to require PPUC approval before any person or group acting in concert can lawfully acquire in any transaction or series of transactions 20% or more of the voting interests in any public utility subject to the Pennsylvania Public Utility Code.

Preferred Stock

     The Company also has authorized 500,000 shares of Preferred Stock which the board of directors has discretion to issue in such series and with such preferences and rights as it may designate. Such preferences and rights may be superior to those of the holders of Common Stock. For example, the holders of Preferred Stock may be given a preference in payment upon liquidation of the Company, or for the payment or accumulation of dividends before any distributions are made to the holders of Common Stock. No shares of the Preferred Stock have been issued. The issuance of shares of Preferred Stock, while potentially providing desirable flexibility in connection with raising capital for the Company's needs and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present intention to issue shares of Preferred Stock.

                                  LEGAL OPINION

     The validity of the Shares offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103-6993.

                                     EXPERTS

     The financial statements and schedule of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The BCL gives Pennsylvania corporations the power to indemnify present and former officers and directors under certain circumstances. Article VIII of Company's By-Laws contains provisions which provide for indemnification of certain persons (including officers and directors).

     Directors' and officers' liability insurance has been purchased for all of the Company's directors and officers. This insurance also insures the Company against amounts paid by the Company to indemnify covered directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No person has been authorized to give any information or to make any representation other than as contained in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction.

                           ---------------------------



                                TABLE OF CONTENTS

                                                                           Page

Available Information......................................................  3
Documents Incorporated by Reference........................................  3
The Company................................................................  4
Plan Description...........................................................  5
   Purpose        .........................................................  5
   Advantages     .........................................................  5
   Administration .........................................................  6
   Participation  .........................................................  6
   Dividend Reinvestment Options...........................................  7
   Withdrawal or Termination...............................................  9
   Purchases and Cost Thereof.............................................. 10
   Participants' Plan Account and Reports.................................. 11
   Income Tax Consequences................................................. 12
   Company's Responsibility................................................ 13
   Other Miscellaneous Information......................................... 13
Use of Proceeds............................................................ 15
Description of the Company's Capital Stock................................. 15
Legal Opinion.............................................................. 18
Experts.................................................................... 18
Commission Position on Indemnification
  for Securities Act Liabilities........................................... 18


                                     [LOGO]

                                      THE
                                   YORK WATER
                                    COMPANY

                                    OPTIONAL
                             DIVIDEND REINVESTMENT
                                      PLAN

                                 --------------

                                 480,000 Shares
                                  Common Stock
                                 (no par value)

                                 --------------

                                   PROSPECTUS

                              Dated June 12, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated fees and expenses in connection with the issuance and distribution of the Shares being registered on this Amendment No. 1 to Form S-3 will be paid by the Registrant and are as follows:

          Registration fee....................................  $     0.00
          Printing and engraving..............................    3,000.00
          Accounting fees and expenses........................    2,000.00
          Legal fees and expenses.............................   10,000.00
          Miscellaneous.......................................    1,000.00

                  Total Expenses..............................  $16,000.00
                                                                 =========


Item 15. Indemnification of Directors and Officers.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity if the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required under Section 1743 of the BCL to indemnify directors and officers against expenses they may incur in defending such actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.

     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article VII of the Company's By-Laws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to Section 1746 of the BCL, Article VIII of the Company's By-Laws provides for indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by Section 1741 of the BCL and also in circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.

     Article VIII of the Company's By-Laws provides a right to indemnification for expenses and certain liabilities paid or incurred by any indemnified representative of the Company, including directors and officers of the Company, in connection with any actual or threatened claim, action, suit or proceeding in which he or she may be involved by reason of being or having been, among others, a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust or other entity. In accordance with Section 1744 of the BCL,
Article VIII requires the Company to determine the availability of indemnification by certain specified procedures, including by vote of directors not a party to the proceeding in respect for which indemnification is sought or, in certain circumstances, determination of independent counsel.

     Article VIII of the Company's By-Laws authorizes the Company to further effect or secure its indemnification obligations by purchasing and maintaining insurance. The Company has purchased officers' and directors' liability insurance which covers certain liabilities incurred by its officers and directors in connection with the performance of their duties, subject to the limitations of such policy. This insurance also insures the Company against any amounts paid by the Company to indemnify covered directors and officers.

Item 16. List of Exhibits.


  Exhibit                        Description of                                      Incorporated by
    No.                             Exhibits                                           Reference to
  -------                        --------------                                      ---------------
4.1          Amended and Restated Articles of Incorporation of
             the Registrant.........................................

4.2          By-Laws, as amended, of the Registrant.................  Incorporated herein by reference.  Filed previously with the Securities and Exchange
                                                                      Commission as Exhibit 4.2 to the Company's
                                                                      Form S-3 dated July 1, 1996 (File No. 333-
                                                                      7307).

4.3          Optional Dividend Reinvestment Plan....................  Incorporated herein by reference.  Filed previously with the Securities and Exchange
                                                                      Commission as the Company's Form S-3
                                                                      dated July 7, 1994 (File No. 2-80547).

4.4          Employees' Stock Purchase Plan Dated November
             28, 1988...............................................  Incorporated herein by reference.  Filed previously with the Securities and Exchange
                                                                      Commission as an exhibit to the Company's
                                                                      Registration Statement Form S-8 (File No.
                                                                      33-26180) dated December 19, 1988.

4.5          Note Agreement Relative to the $6,000,000 10.17%
             Senior Notes, Series A and $5,000,000 9.60% Senior
             Notes, Series B dated January 2, 1989..................  Incorporated herein by reference.  Filed previously with the Securities and Exchange
                                                                      Commission as Exhibit 4.5 to the Company's
                                                                      1989 Form 10-K.

4.6          Note Agreement Relative to the $6,500,000 10.05%
             Senior Notes, Series C dated August 15, 1990...........  Incorporated herein by reference. Filed previously with the Securities and Exchange
                                                                      Commission as Exhibit 4.6 to the Company's
                                                                      1990 Form 10-K.



4.7          Note Agreement Relative to the $7,500,000 8.43%
             Senior Notes, Series D dated December 15, 1992.........  Incorporated herein by reference. Filed previously with the Securities and Exchange
                                                                      Commission as Exhibit 4.7 to the Company's
                                                                      1992 Form 10-K.


  Exhibit                        Description of                                      Incorporated by
    No.                             Exhibits                                           Reference to
  -------                        --------------                                      ---------------
4.8          Fourth Supplemental Acquisition, Financing and Sale
             Agreement Relative to the $2,700,000 4.75% Water
             Facilities Revenue Refunding Bonds dated February
             1, 1994................................................  Incorporated herein by reference.  Filed previously with the Securities and Exchange
                                                                      Commission as Exhibit 4.8 to the Company's
                                                                      Quarterly Report Form 10-Q for the quarter
                                                                      ended June 30, 1994.

4.9          Fifth Supplemental Acquisition, Financing and Sale
             Agreement Relative to the $4,300,000 5% Water
             Facilities Revenue Refunding Bonds dated October 1,
             1995...................................................  Incorporated herein by reference.  Filed previously with the Securities and Exchange
                                                                      Commission as Exhibit 4.9 to the Company's
                                                                      Quarterly Report Form 10-Q for the quarter
                                                                      ended September 30, 1995.

5.1*         Opinion of Morgan, Lewis & Bockius LLP

23.1 Consent of Morgan, Lewis & Bockius (contained in their opinion to be filed as Exhibit 5.1 to the Registration Statement)

23.2*        Consent of KPMG Peat Marwick LLP

24.1 Powers of Attorney are included on the signature page of this registration statement

----------
    *  Filed herewith.
   **  Previously filed.


Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Pennsylvania, on June 10, 1997.

                                       THE YORK WATER COMPANY



                                       By /s/ William T. Morris
                                          -------------------------------------
                                          William T. Morris
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person in so signing also makes, constitutes and appoints Irvin S. Naylor and William T. Morris and each of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute and cause to be filed with the Securities and Exchange Commission, any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Registrant deems appropriate and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Signature                          Title                      Date
        ---------                          -----                      ----

/s/ William T. Morris, P.E.       President, Chief Executive      June 10, 1997
-----------------------------     Officer and Director
    William T. Morris, P.E.       (Principal Executive
                                  and Financial Officer)



/s/ Jeffrey S. Osman              Vice President - Finance,       June 10, 1997
-----------------------------     Secretary and Treasurer
    Jeffrey S. Osman


/s/ Irvin S. Naylor               Chairman of the Board           June 10, 1997
-----------------------------     and Director
    Irvin S. Naylor


-----------------------------     Director
    Chloe Eichelberger


/s/ John L. Finlayson             Director                        June 10, 1997
-----------------------------
    John L. Finlayson


-----------------------------     Director
    Michael W. Gang

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/s/ George Hay Kain, III          Director                        June 10, 1997
-----------------------------
    George Hay Kain, III


/s/ Horace Keesey, III            Vice Chairman of the            June 10, 1997
-----------------------------     Board and Director
    Horace Keesey, III


/s/ Frank Motter                  Director                        June 10, 1997
-----------------------------
    Frank Motter


/s/ Paul W. Ware                  Director                        June 10, 1997
-----------------------------
    Paul W. Ware

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                                  EXHIBIT INDEX



Exhibit No.                         Description of Exhibits
-----------                         -----------------------

   4.1             Amended and Restated Articles of Incorporation of Registrant

   5.1             Opinion of Morgan, Lewis & Bockius LLP

   23.2            Consent of KPMG Peat Marwick LLP


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